UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2007

EDGE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)           On March 7, 2007, the Board of Directors of the Company approved recommendations of the Compensation Committee of the Board described below.

Base Salaries for Executive Officers.  The Board of Directors of the Company approved base salary increases for John W. Elias, Chief Executive Officer, John O. Tugwell, Executive Vice President and Chief Operating Officer and Michael G. Long, Executive Vice President and Chief Financial Officer, as set forth in Exhibit 10.1 hereto and incorporated by reference herein.  The increase in base salaries will be effective April 1, 2007.

Bonus Plan.  The Board of Directors approved the 2007 Bonus Plan, which is substantially the same as the 2006 Bonus Plan.  A description of the Company’s annual cash bonus plan, which is applicable to both the 2006 and 2007 periods, is filed herewith as Exhibit 10.2 hereto and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number	Description

10.1	Base Salaries of Executive Officers

10.2	Description of Annual Cash Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: March 12, 2007	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial
and Accounting Officer